Exhibit 99.1

Dataram Regains Compliance with NASDAQ Minimum Bid Price Rule

PRINCETON, N.J., July 27, 2016 – Dataram Corporation (NASDAQ: DRAM), an independent manufacturer of memory products and provider of performance solutions, today reported that it has received formal notification from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) notifying Dataram that it has regained compliance with Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on The NASDAQ Stock Market, and that the matter is now closed. Dataram’s common stock will continue to be listed on The NASDAQ Capital Market.

On January 27, 2016, NASDAQ notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by NASDAQ’s Listing Rules. On July 11, 2016, Dataram effected a one for three (1 for 3) reverse split of its outstanding common stock in order to increase its stock price to above the required $1 per share, which was effective with NASDAQ at the open of trading on July 11, 2016. Since then, NASDAQ has determined that for the 10 consecutive business days from July 11, 2016 to July 25, 2016, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. On July 26, 2016, NASDAQ provided confirmation to Dataram of the foregoing and that the Company has regained compliance with Listing Rule 5550(a)(2).

Dataram’s common stock trades on The NASDAQ Capital Market under the symbol “DRAM.”

"We are very pleased to have regained compliance with NASDAQ’s listing rules”, said Dave Moylan, Chairman and Chief Executive Officer (CEO) of the Company. “Maintaining our NASDAQ listing is vital to our Company, our shareholders and customers as we continue to execute our plan to transform Dataram. We believe our shareholders will benefit from the enhanced liquidity provided by the listing of the Company's shares on The NASDAQ Capital Market."

About Dataram Corporation

Dataram is an independent manufacturer of memory products and provider of performance solutions that increase the performance and extend the useful life of servers, workstations, desktops and laptops sold by leading manufacturers such as Dell, Cisco, Fujitsu, HP, IBM, Lenovo and Oracle. Dataram's memory products and solutions are sold worldwide to OEMs, distributors, value-added resellers and end users. Additionally, Dataram manufactures and markets a line of Intel Approved memory products for sale to manufacturers and assemblers of embedded and original equipment. 70 Fortune 100 companies are powered by Dataram. Founded in 1967, the Company is a US based manufacturer, with presence in the United States, Europe and Asia. For more information about Dataram, visit www.dataram.com.

Safe Harbor

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with the impact of economic, competitive and other factors affecting the Company and its operations, markets, products, changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products, risks related to the Company’s previously announced acquisition target, U.S. Gold Corp., faced by junior exploration companies generally engaged in pre-production activities; maintenance of important business relationships; and other factors described in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the Risk Factors with respect to U.S. Gold contained in the Current Report on Form 8-K filed on June 13, 2016, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov.  The Company has based these forward-looking statements on its current expectations and assumptions about future events.  While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company's control.  The Company does not assume any obligations to update any of these forward-looking statements.

For additional information, please contact:

Robert Haag
Managing Director
IRTH Communications

866-976-4784
DRAM@irthcommunications.com

Dataram Contact:

Jeffrey Goldenbaum
Director, Marketing

609-799-0071
info@dataram.com